UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Varian Semiconductor Equipment Associates, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On January 19, 2006, the Board of Directors of Varian Semiconductor Equipment Associates, Inc. (“Varian Semiconductor”) approved the following amendment to Varian Semiconductor’s 2006 Stock Incentive Plan:

AMENDMENT NO. 1 TO 2006 STOCK INCENTIVE PLAN

This Amendment No. 1 to the 2006 Stock Incentive Plan (the “Plan”) of Varian Semiconductor Equipment Associates, Inc. (the “Company”) has been approved by the Company’s Board of Directors on January 19, 2006.

Section 10(f) of the Plan is hereby amended to add the following text at the end of Section 10(f):

Notwithstanding the foregoing, without approval of the Company’s stockholders, the Board may not (i) amend any outstanding Option to provide an exercise price per share that is lower than the then-current exercise price per share of such Option or (ii) other than pursuant to Section 5(g), cancel any outstanding Award in connection with the granting of a substitute Award of the same or different type.